         As filed with the Securities and Exchange Commission on March 2, 1998
                                                    Registration No. 333-39631

       ---------------------------------------------------------------------
       ---------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                            ---------------------------

                                 AMENDMENT NO. 2 TO


                                      FORM S-3

                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933

                            ----------------------------



                             APPAREL TECHNOLOGIES, INC.

               -----------------------------------------------------
               (Exact name of Registrant as specified in its charter)

                      DELAWARE                    95-4374952
       ----------------------------------- ----------------------------
          (State or other jurisdiction of    (I.R.S. Employer
          incorporation or organization)      Identification No.)

               2300 South Eastern Avenue, Commerce, California 90040
      ----------------------------------------------------------------------
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)


                     Kathryn Van Ness, Chief Executive Officer
                             Apparel Technologies, Inc.
                             2300 South Eastern Avenue
                              Commerce, California  90040
                                  (213) 725-4955

                         ---------------------------------
                      (Name, Address, including zip code, and
            telephone number, including area code, of agent for service)

                                      Copy to:

                               Samuel S. Guzik, Esq.
                                 Guzik & Associates
                        1800 Century Park East, Fifth Floor
                               Los Angeles, CA  90067
                                  (310) 788-8600
                               ----------------------

Approximate date of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------


                                                                Proposed
Title of each class                         Proposed            maximum
of securities to be     Amount to be   maximum offering    aggregate offering       Amount of
   registered           registered(2)  price per share(1)        price(1)        registration fee
--------------------    -------------  ------------------  ------------------    ----------------
Common Stock,
$.00l par value         5,353,000      $1.10               $5,888,300           $1,784.33(3)

--------------------------------------------------------------------------------
-----------


(1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the high and low price of the Registrant's Common Stock on November 3, 1997.
(2) Pursuant to Rule 416, there are also being registered such additional securities as may be issued pursuant to the anti-dilution provisions of the Options, Warrants and Notes.
(3) Previously paid on November 6, 1997.



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN A OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.


                    Subject to completion, dated March 2, 1998


                                      PROSPECTUS

-------------------------------------------------------------------------------


                              APPAREL TECHNOLOGIES, INC.
                              5,353,000 SHARES (MAXIMUM)
                                    COMMON STOCK

-------------------------------------------------------------------------------


     This Prospectus relates to the resale by the Selling Stockholders identified herein of (i) an indeterminate number of shares of Common Stock, $.001 par value ("Common Stock") of Apparel Technologies, Inc. (the "Company") which may be acquired by the Selling Stockholders upon conversion of the Company's 6% Convertible Notes (the "6% Notes") and payment of interest on the 6% Notes, up to a maximum of 5,200,000 shares; (ii) 100,000 shares of Common Stock of the Company acquired by a Selling Stockholder in a private transaction which are being offered for the account of such Selling Stockholder; and (iii) 53,000 shares issuable upon the exercise of outstanding warrants exercisable at $1.68 per share. See "Selling Stockholders and Plan of Distribution." Although the Company will receive proceeds from the exercise of Warrants from time to time if and when they are exercised, the Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders offered hereby.



THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE SIX FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                 OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                      ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                         ANY REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.


     The Common Stock of the Company is traded on the Nasdaq SmallCap Market under the symbol "APTX." On February 26, 1998 the last reported sales price for the Company's Common Stock on the Nasdaq SmallCap Market was $.75."


                  The date of this Prospectus is March  , 1998

                                  TABLE OF CONTENTS

AVAILABLE INFORMATION                                                 2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                       2

SUMMARY                                                               4

RISK FACTORS                                                          4

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION                        11

DESCRIPTION OF CAPITAL STOCK                                         14

LEGAL MATTERS                                                        16

EXPERTS                                                              16

MATERIAL CHANGES                                                     16

ADDITIONAL INFORMATION                                               16

                                AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices located at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site on the Internet, http://www.sec.gov, that also contains such reports, proxy statements and other information filed by the Company.

     The Company has filed with the Commission a Registration Statement (together with all amendments and exhibits, the "Registration Statement") on Form S-3 under the Securities Act of 1933 (the "Securities Act") with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete and reference is made to the copy of such agreement or other reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Copies of the material containing this information may be obtained from the Commission upon payment of the prescribed fee.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents, all of which are previously filed with the Commission pursuant to the Securities Exchange Act of 1934, are hereby incorporated by reference in this Prospectus:

      (i) the Company's Annual Report on Form 10-KSB and Form 10-KSB/A for the fiscal year ended May 31, 1997 ("1997 Form 10-KSB");
     (ii) the Company's Quarterly Report on Form 10-QSB and Form 10-QSB/A, for the quarter ended August 31, 1997;
     (iii) the Company's Quarterly Report on Form 10-QSB and Form 10-QSB/A for the quarter ended November 30, 1997;
     (iv)      the Company's Proxy Statement dated October 11, 1997;
     (v)       The Company's Form 8-K dated June 27, 1997;
     (vi)      The Company's Form 8-K/A dated June 27, 1997;
     (vii)     The Company's Form 8-K/A dated July 14, 1997;
     (viii)    The Company's Form 8-K/A dated February 2, 1998;
     (ix)      The Company's Form 8-K/A dated March 2, 1998;
     (x)       The Company's Form 8-K dated December 9, 1997; and
     (xi)      The Company's Form 8-K/A dated February 9, 1998.


     All other reports and documents filed by the Company subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), and 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Common Stock covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of those documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or replaced by a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written request of any such person, a copy of any or all of the documents referred to above that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to the Corporate Secretary, Apparel Technologies, Inc., 2300 South Eastern Avenue, Commerce, California 90040, (213) 725-4955.

                                       SUMMARY

THIS PROSPECTUS, WHICH INCLUDES THE DOCUMENTS INCORPORATED HEREIN, CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED HEREIN. AN INVESTMENT IN THE SHARES OF THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS."

                                     THE COMPANY


     Apparel Technologies, Inc. (the "Company") was incorporated in Delaware in 1992 under the name American CinemaStores Inc. and commenced operations in 1993. Effective September 1997 the Company ceased using the name American CinemaStores Inc. and began conducting business under its present name. On November 10, 1997, the Company amended its Certificate of Incorporation to change its legal name to Apparel Technologies, Inc.



     The former business of the Company involved the operation of retail "mini-stores" which sold movie related merchandise in lobbies of movie theaters. In 1994 the Company opened temporary mini-stores offering similar merchandise in malls. In 1995 the Company established the business of Sierra Fixture & Design, Inc. ("Sierra"), which is engaged in the business of the design, manufacturing and installation of high quality retail fixtures and freestanding kiosks utilized in shopping malls and retail establishments nationally.


     In 1995 the Company concluded that the retail cinema store business was not economically viable and discontinued this business in 1996. In 1996, the Company determined to embark upon a restructuring of the Company through strategic acquisitions of businesses.

     In June 1997, under new management, the Company acquired Susan Burrowes, Ltd., which has been engaged in the design, manufacturing and distribution of missy and women's career apparel since 1978. Their labels include Susan Burrowes, Just Clothes, Laura Keefer and Independence(TM).


     In September 1997, the Company created a wholly owned subsidiary, Digital Group, Inc. ("DGI"), to engage in the development and commercial exploitation of digital print technology for apparel and sewn products, and it acquired certain proprietary rights from its founders relating to digital print technology. This proprietary technology allows the Company to utilize quick turn, quick response to apparel design, allowing the design to production cycle to be completed in 40 days rather than the traditional 120 to 180 day response time. The Company believes that this quick response will allow apparel
manufacturers to react quickly to changes in customer demand.   In October 1997
the Company introduced its Independence(TM) line of digitally printed active sportswear apparel, which was developed from design to finished product in 40 days, utilizing the quick response digital print process.


     References herein to the "Company" include the Company and its subsidiaries, unless the context indicates otherwise. The Company's headquarters are located at 2300 South Eastern Avenue, Commerce, California 90040, and its telephone number is (213) 725-4955.

                                     RISK FACTORS

     See "RISK FACTORS" for a discussion of certain factors that investors should consider carefully in evaluating an investment in the Common Stock offered hereby. These risk factors include, among other things, a history of operating losses, the continuing need for additional capital, competition and other factors.

                                     RISK FACTORS

     THE SHARES OF THE COMPANY'S COMMON STOCK MUST BE CONSIDERED A SPECULATIVE INVESTMENT INVOLVING A HIGH DEGREE OF RISK. IN ADDITION TO OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE INVESTING IN THE SHARES OF COMMON STOCK OFFERED HEREBY.

LIMITED RELEVANT OPERATING HISTORY


     Since 1995 the Company has been engaged in the restructuring and consolidation of its operations, during which time it discontinued retail operations and eliminated certain members of management. In June 1997 the Company retained a new chief executive officer and undertook a new focus and direction through the acquisition of Susan Burrowes, Ltd. and Digital Group, Inc., and undertaking the commercial exploitation of proprietary digital print technology in the apparel industry and other sewn products. Further, as a result of a management restructuring which began in 1996, substantially all of the Company's management has been replaced as of October 1997. Therefore, although the Company's present management has substantial experience in the apparel industry and the development of digital print technology and the Susan Burrowes division has conducted operations since 1978, the Company has a limited relevant operating history upon which an evaluation of its prospects and performances may be made.


HISTORY OF LOSSES; SIGNIFICANT ACCUMULATED DEFICIT


     The Company and its predecessors on a consolidated basis have recognized net losses in each fiscal year to date. The Company has an accumulated deficit through November 30, 1997 of approximately $11.4 million. In addition, because the Company's recent efforts have been directed towards product development and the introduction of new products, revenues and operating results have been uneven and may continue to be so during Fiscal 1998 and beyond as the Company introduces new product lines. Therefore, there can be no assurances that the Company will be able to avoid continuing operating losses or achieve profitability.


GENERAL NEED FOR ADDITIONAL CAPITAL AND NO ASSURANCE IT WILL BE AVAILABLE

     The cash flow generated from the Company's operations to date has not been sufficient to fund its working capital needs. The Company has relied upon external sources of financing to maintain its liquidity, principally private and bank indebtedness and equity financing. The Company expects to fund any operating shortfall in Fiscal 1998 from cash on hand and available credit facilities, and will continue to seek external sources of capital to expand its operations, which sources may include debt and equity financing, and joint venture arrangements. There are no assurances that such funds will be available at the times or in the amounts required by the Company. In the event any such financing involves the issuance of equity securities, existing stockholders may suffer dilution in net tangible book value per share. The unavailability of funds when required by the Company could have a material adverse effect on the Company's financial statements, results of operations and ability to expand its operations.

HIGHLY COMPETITIVE INDUSTRIES

     The industries in which the Company operates are extremely competitive. Many of its competitors have substantially greater financial resources than the Company, spend considerably larger sums than the Company on research, new product development and marketing, and have long-standing customer relationships. Furthermore, the Company must compete with many larger and better established companies in the hiring and retention of qualified personnel. Although the Company believes it has certain advantages over its competitors, including established customer relationships and its proprietary digital printing technology, realizing and maintaining such advantages will require the Company to continue to develop customer relationships and will depend on market acceptance of its products. Future revenues and profits will be dependent to a large extent on the introduction of new products. Competitive pressures could reduce market acceptance of the Company's products, and there can be no assurance the Company will have the financial resources, technical expertise or marketing and support capabilities to compete successfully in the future.

RAPIDLY CHANGING MARKETS

     The apparel industry is highly competitive and fragmented and is subject to rapidly changing consumer demands and preferences. The Company believes that its success depends in large part on its ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner. Although the Company believes that the quick response feature of its digital print technology will provide both the Company and its customers with a significant competitive advantage for those lines of apparel which utilize this technology, failure by the Company to identify and respond appropriately to changing consumer demands and fashion trends could adversely affect consumer acceptance of the Company's products.

DEVELOPMENT OF DIGITAL PRINT TECHNOLOGY AND APPLICATIONS


     The Company believes that there is a substantial market for the application of its digital print technology. However, the technology and its application in, and acceptance by, the apparel industry has not yet been established, and there are no assurances that the Company will be successful in establishing market acceptance or that these operations will become profitable. Although the Company anticipates receiving revenues from the application of digital print technology commencing in the current fiscal year, as of January 31, 1998, the Company had received limited revenues from the operations of the digital print division.


DEPENDENCE UPON CERTAIN CUSTOMERS


     During the six months ended November 30, 1997, more than half of the Company's revenues were derived from the Susan Burrowes division. Their customers include department stores, such as Macy's, Lord and Taylor and Merchantile), apparel specialty stores (including: Casual Corner, August Max, and Lane Bryant), national chain stores (including J.C. Penney's and Sears), and the mass merchandisers (Wal-Mart). During this same period, the majority of the Susan Burrowes revenues were derived from sales to a single customer, J.C. Penney's. The loss of a significant customer may have a material adverse affect on the financial condition of the Company.


DEPENDENCE UPON THIRD PARTY MANUFACTURERS


     The Company subcontracts virtually all of its manufacturing for Susan Burrowes and Sierra divisions to third party manufacturers in the Los Angeles area. The Company does not have any long-term agreements with any of these manufacturers. Although the Company believes that its relationships with its subcontractors are satisfactory and alternative sources are available, the use of third party manufacturers increases the risk of delay of shipments to its customers and increases the risk of higher costs if the Company's manufacturers are not available when required.


RISKS ASSOCIATED WITH ACHIEVING AND MANAGING GROWTH

     The Company's business plan calls for rapid growth and expansion. Implementation of this plan carries certain risks, including the need to expand to upgrade and expand its information systems, operations and personnel to respond to increased demand, and the need to attract, retain, develop and manage an increasing number of employees. Failure to enhance operating control systems or unexpected difficulties encountered during expansion could materially adversely affect the Company's financial condition and results of operation.

FLUCTUATIONS IN OPERATING RESULTS

     The Company's quarterly operating results will depend upon the timing of new product introductions by the Company. The Company's quarterly operating results may also fluctuate significantly depending on other factors, including the introduction of new products by the Company's competitors, market acceptance of the Company's products, adoption of new technologies, and manufacturing costs and capabilities.

DEPENDENCE ON KEY PERSONNEL

     The Company depends to a considerable degree on the continued services of Kathryn Van Ness, its President, as well as a limited number of highly qualified employees. The Company has non-competition and secrecy agreements with these individuals; however, the Company does not maintain life insurance. The loss of any of these individuals could have a material adverse effect on the Company.

PROTECTION OF PATENTS, TRADEMARKS PROPRIETARY TECHNOLOGY

     The Company seeks to protect its proprietary technology by means of patent protection, trade secrets and unpatented proprietary know-how. The Company also protects its trademarks through registration wherever possible. Presently, the Company has no issued patents. No assurance can be given that pending or future patent applications will issue as patents or that any patents which may be issued will provide the Company with adequate protection with respect to the covered products or technology. Moreover, a portion of the Company's proprietary technology is dependent upon unpatented trade secrets and know-how. Although the Company enters into confidentiality agreements with individuals and companies having access to proprietary technology whenever practicable, such agreements may not provide meaningful protection for this technology in the event of any unauthorized use or disclosure of such know-how. Further, in cases where patent protection does not exist, the Company may be exposed to competitors who independently develop substantially equivalent technology or otherwise gain access to the Company's trade secrets, know-how or other proprietary information. In addition, no assurances can be given that the Company's trademarks will not be challenged or infringed upon by others.

PRICE VOLATILITY

     The securities markets have from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market prices of the common stock of many publicly traded Nasdaq SmallCap companies have in the past been, and can in the future be expected to be, especially volatile. Announcements of technological innovations or new products by the Company or its competitors, developments or disputes concerning patents or proprietary rights, publicity regarding actual or potential results relating to products under development by the Company or its competitors, and other external factors, as well as period to-period fluctuations in the Company's financial results, may have a significant impact on the market price of the Common Stock.

ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK

     The Articles of Incorporation of the Company currently authorize the Board of Directors to issue up to 30,000,000 shares of Common Stock. The power of the Board of Directors to issue shares of Common Stock or warrants to purchase shares of Common Stock is not subject to shareholder approval under Delaware state law. Any additional issuance of the Company's Common Stock may have the effect of further diluting the equity interest of shareholders.

ISSUANCE OF SHARES OF PREFERRED STOCK


     The Company's Board of Directors also has the authority to issue up to 5,000,000 shares of Preferred Stock, and to determine the price, and the rights, preferences, privileges and restrictions, without any further vote or action by the Company's stockholders. Because the holders of Preferred Stock may be entitled to vote on certain matters as a class, issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change of control of the Company. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock currently outstanding or that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire control of the Company. The Company has no current plans to issue shares of Preferred Stock.


SHARES ELIGIBLE FOR FUTURE SALE

     The shares being offered and sold pursuant to this Prospectus, prior to their registration with the U.S. Securities and Exchange Commission, were "restricted securities" under the Securities Act of 1933, as amended, and therefore were not freely tradable except in accordance with Rule 144, upon compliance with its requirements, including a holding period of not less than one year and limitations on the amount of securities that may be sold. As a result of the registration under the 1933 Act of the shares proposed to be sold by the Selling Stockholders from time to time pursuant to this Prospectus, such shares may be sold without restriction under the 1933 Act. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales may occur, could have a material adverse effect on the market price of the Common Stock.


FAILURE TO MEET CONTINUED LISTING REQUIREMENTS ON NASDAQ; RISK OF LOW PRICED SECURITIES; SMALLCAP MARKET; PENNY STOCK


     The Company's Common Stock and Warrants are currently listed on the Nasdaq SmallCap Market (the "SmallCap Market"). The National Association of Securities Dealers, Inc. has established certain standards for the initial listing and continued listing of a security on the SmallCap Market. For continued listing on the SmallCap Market, an issuer must, among other things, maintain at least $2,000,000 in tangible net assets, a market capitalization of $35 million or net income of $500,000 in the most recently completed fiscal year or in two of the last three most recent years. In addition, continued listing requires a minimum of two market makers and a minimum bid price of $1.00 per share. The Company is not presently in compliance with these listing standards. The Company intends to achieve compliance with these standards by obtaining additional equity financing and effecting a reverse stock split, if necessary. However, there are no assurances that the Company will be able to meet the maintenance requirements in the future.


     If the Company's securities were excluded from Nasdaq, it would adversely affect the prices of such securities and the ability of the holders to sell them. Delisting may restrict investors' interest in the Company's securities and materially adversely affect the trading market and prices for such securities and the Company's ability to issue additional securities or to secure additional financing. It is anticipated that if the Company's securities are delisted, trading, if any, in such securities would be conducted in the over-the-counter market on the National Association of Securities Dealers, Inc. OTC Electronic Bulletin Board established for securities that do not meet the Nasdaq listing requirements, or quoted in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of or to obtain accurate price quotations and volume information concerning the Company's Common Stock.

     Moreover, if the Common Stock is delisted from the SmallCap Market and the trading price of the Common Stock is less than $5.00 per share, such securities would likely be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rules require, among other things, the delivery, prior to the transaction, of a disclosure schedule required by the Securities and Exchange Commission relating to the penny stock market. Such rules also require that the broker determine, based upon information obtained from the investor, that transactions in penny stocks are suitable for the investor, and require the broker to obtain the written consent of the investor prior to effecting the penny stock transaction. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. If the Common Stock should subsequently become characterized as a penny stock, the market liquidity for such securities could be severely affected. In such an event, the regulations relating to penny stocks could limit the ability of broker-dealers to sell such securities and, thus, the ability of shareholders to sell their shares in the secondary market.

ABSENCE OF  DIVIDENDS

     The Company has never paid cash dividends on its Common Stock and does not expect to pay any cash dividends in the foreseeable future. The Company
currently intends to retain any future earnings for use in its business.   The
Company is not a party to any agreements which restrict its ability to pay dividends in the future.

EFFECT OF ANTI-TAKEOVER PROVISIONS

     The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person first becomes an "interested stockholder," unless the business combination is approved in a prescribed manner. The application of Section 203 could also have the effect of delaying or preventing a change in control of the Company.

FORWARD-LOOKING STATEMENTS

     When used in this Prospectus and the documents incorporated herein by reference, the words "believes," "anticipates," "expects" and similar expressions are intended to identify, in certain circumstances, forward-looking statements. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected, including the risks described in this "Risk Factors" section. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such statements. The Company also undertakes no obligation to update these forward-looking statements.

                    SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION


     All of the shares of Common Stock of the Company covered by this Prospectus which may be offered and sold from time to time are being sold for the account of the selling stockholders named in the table below under "Shares of Common Stock Offered by Selling Stockholders (the "Selling Stockholders"). The shares which may be offered and sold from time to time by the Selling Stockholders include: (i) an indeterminate number of shares of Common Stock which may be acquired by the Selling Stockholders upon conversion of the $2.7 million aggregate principal amount of the Company's 6% Notes and payment of interest on the 6% Notes, up to 5,300,000 shares; (ii) 100,000 shares of Common Stock of the Company acquired by a Selling Stockholder in a private transaction which are being offered for the account of such Selling Stockholder; and (iii) 53,000 shares issuable upon the exercise of outstanding warrants exercisable at $1.68 per share.


     The shares of Common Stock offered by the Selling Stockholders may be offered for sale from time to time at market prices prevailing at the time of sale or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers. This Prospectus has been prepared so that future sales of the shares of Common Stock by the Selling Stockholders will not be restricted other than as set forth herein. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act.

     Pursuant to rules promulgated under the Exchange Act, a Selling Stockholder who is neither affiliated nor directly or indirectly acting in concert with the issuer or with any other Selling Stockholder will be required to observe the appropriate "cooling off" period and other restrictions only prior to the individual stockholder's distribution and until such distribution ends or the shares are withdrawn from registration. Conversely, a Selling Stockholder who is affiliated or acting in concert with the issuer or another Selling Stockholder will be required to observe the appropriate "cooling off" period and other restrictions under Regulation M with respect to all offers and sales by affiliated persons.


     Except as set forth below, no Selling Stockholder has had any material relationship with the Company or an affiliate of the Company within the past
three years.   Christopher J. Ebert, a former officer and director of the
Company, received 100,000 shares of Common Stock as part of an employment termination agreement whereby Mr. Ebert relinquished the right to receive 250,000 shares of Common Stock.


     The shares of Common Stock sold for the account of the Selling Stockholders may be sold in one or more of the following transactions: (a) block trades in which the broker or dealer so engaged will attempt to sell such shares as agent but may position and resell a portion of the block as principal to facilitate any transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers and dealers engaged by Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated (and, if such broker-dealer acts as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Stockholder. Broker-dealers who acquire such shares as principals may thereafter resell such shares from time to time in transactions (which may involve crosses and book transactions and which may involve sales to and through other broker-dealers, including transaction, of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions as described above.

     Listed below are the names of each selling stockholder (the "Selling Stockholders"), the total number of shares owned and the number of shares to be sold in this offering by each Selling Stockholder, and the percentage of Common Stock owned by each Selling Stockholder before and after this Offering:



                                                    NUMBER OF
                                                    SHARES OF            SHARES OF
                                                    COMMON STOCK TO      COMMON STOCK
                           SHARES OF                BE OFFERED FOR       OWNED OF
                           COMMON STOCK             SELLING              RECORD AFTER
                           OWNED OF RECORD          STOCKHOLDER'S        COMPLETION OF
NAME                       PRIOR TO OFFERING**      ACCOUNT**            OFFERING
----                       -----------------        -------              --------
                        NUMBER         PERCENT                         NUMBER  PERCENT
                        ------         -------                         ------  -------
Banque Franck,          547,945 (1)      2.6         547,945 (1)          -       -
S.A.

Christopher J.
Ebert                   100,000          -           100,000              -       -

Thomson
Kernaghan & Co.       4,383,562 (1)     17.6       4,383,562 (1)          -       -

Wall Street
Consultants              53,000          -          53,000                -       -


 ----------------------------
*Less than one percent.
**Assumes the exercise of all Warrants

(1) Assumes a conversion price of $0.5475 per share and the conversion of all 6% Notes. The actual conversion price is equal to 73% of the market price of the Common Stock during the five days immediately preceding the date of conversion, subject to adjustment. Therefore, the actual number of shares sold could be more or less than the number shown, depending upon the conversion price and the dollar amount converted.

                             DESCRIPTION OF CAPITAL STOCK


     As of February 27, 1998, the authorized capital stock of the Company consisted of 30,000,000 shares of Common Stock, par value $.001 per share, of which 20,642,387 were issued and outstanding, and 5,000,000 shares of Preferred Stock, 900 of which were outstanding.


COMMON STOCK


     Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders and have no cumulative voting rights. Common stockholders are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Common Stock has no preemptive or conversion rights or other subscription rights and there are no redemptive or sinking funds provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable, and all the shares of Common Stock offered by the Company hereby will, when issued, be fully paid and nonassessable.


PREFERRED STOCK

     Pursuant to the Certificate of Incorporation, the Company is authorized to issue "blank check" preferred stock, which may be issued from time to time in one or more series upon authorization by the Company's Board of Directors. The Board of Directors, without further approval of the shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company, discourage bids for the Company's Common Stock at a premium or otherwise adversely affect the market price of the Common Stock.

ANTI-TAKEOVER PROVISIONS

     The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"). In general, Section 203 prohibits certain publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date of the transaction in which the person or entity became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, "business combination" is defined broadly to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is any person or entity who, together with affiliates and associates, owns (or within the three immediately preceding years did own) 15% or more of the Company's voting stock. The provisions of Section 203 requiring a super majority vote to approve certain corporate transactions could enable a minority of the Company's stockholders to exercise veto powers over such transactions and could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders.

EXCULPATION AND INDEMNIFICATION PROVISIONS

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such person because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit a director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (ii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article Nine of the Company's Certificate of Incorporation and the Company's By-laws provide that all persons who the Company is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Company to the full extent permitted thereby. The foregoing right of indemnification is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article Ten of the Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders; (i) for any monetary damages for breaches of fiduciary duty of loyalty to the Company or its stockholders': (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation of Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is Continental Stock Transfer & Trust Company, New York, New York.

                                     LEGAL MATTERS



     Certain legal matters with respect to the validity of the shares of Common Stock offered hereby will be passed upon for the Company by Guzik & Associates, Los Angeles, California. Samuel S. Guzik, Esq., a principal of this firm, is a Director of the Company and its General Counsel. Mr. Guzik owns 75,000 shares of the Common Stock and options to purchase 500,000 shares of the Company's Common Stock at $0.56 per share, which vest over four years.


                                       EXPERTS


     The consolidated financial statements of the Company and subsidiaries for the years ended May 31, 1997, and May 31, 1996, incorporated by reference in this Prospectus and Registration Statement, have been audited by BDO Seidman, LLP, independent certified public accountants. Such financial statements have been so incorporated in reliance upon the authority of such firm as experts in accounting and auditing. The financial statements of Susan Burrowes, Ltd. for the year ended February 28, 1997, incorporated by reference in this Prospectus and Registration Statement, have been audited by Cohn Handler & Co., an Accountancy Corporation,, independent certified public accountants. Such financial statements have been so incorporated in reliance upon the authority of such firm as experts in accounting and auditing. The financial statements of Cactus Europe SARL for the ten months ended October 31, 1997, incorporated by reference in this Prospectus and Registration Statement, have been audited by BDO Gendrot, independent certified public accountants. Such financial statements have been so incorporated in reliance upon the authority of such firm as experts in accounting and auditing.



                                   MATERIAL CHANGES

     On February 6, 1998, the Company completed an offering of $900,000 principal amount of its Series B Preferred Stock, and received $810,000 net of offering expenses. Of these proceeds, $287,000 was used to retire short term debt and the remaining proceeds are intended to be used for working capital. The Series B Preferred Stock accrues a dividend of 6% per annum and is convertible into the Company's Common Stock at a conversion price equal to 80% of the market price of the Company's Common Stock during the five days immediately preceding the date of conversion. The Preferred Stock has a liquidation preference over the Common Stock equal to the principal amount plus accrued dividends, and has no voting rights except as required by Delaware law.


                                ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement, exhibit and schedules. Statements contained in this Prospectus regarding the contents of any contract or other document are not necessarily complete with respect to each such contract or document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the Commission in Washington, D.C. and copies of such material may be obtained from such upon payment of the fees prescribed by the Commission.

     No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than the shares of Common Stock to which it relates or an offer or solicitation to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither delivery of this Prospectus nor sale made hereunder shall under any circumstances create an implication that information contained herein is correct as of any time subsequent to its date.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the Securities and Exchange Commission registration fee.

SEC registration fee                    $3,988.00
Blue Sky fees and expenses               2,000.00
Accounting fees and expenses             5,000.00
Legal fees and expenses                 15,000.00
Printing and engraving expenses          1,000.00
Registrar and Transfer Agent's fees        500.00
Miscellaneous fees and expenses            500.00
Total                                  $28,988.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The Registrant has entered into agreements with its directors to provide indemnity to such persons to the maximum extent permitted under applicable laws.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits:

     4.1(2)    Certificate of Incorporation of Registrant.

     4.2(2)    Amendment to Certificate of Incorporation.

     4.3(1)    Bylaws of Registrant.

     4.4(1)    Form of  Warrant.

     5.1       Opinion of Guzik & Associates.

     23.1 Consent of BDO Seidman, LLP, independent certified public accountants.

     23.2      Consent of Guzik & Associates (included in Exhibit 5.1)

     23.3      Consent of Cohn Handler & Co.

     23.4      Consent of BDO Gendrot.


---------------------------
(1) Incorporated by reference to the Exhibits to the Registration Statement on Form SB-2 (File No. 033-72490-LA).
(2)  Previously filed with this Registration Statement.

     (b)  Financial Statement Schedules - None


 ITEM 17.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii) To include any additional or changed material information on the plan of distribution.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this action do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on the 2nd day of March, 1998.



                              APPAREL TECHNOLOGIES, INC.

                              By /s/ Kathryn Van Ness
                                 --------------------
                                 Kathryn Van Ness
                                 President and Chief Executive Officer


                                 POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kathryn Van Ness and Barry Hall his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




/s/ Kathryn Van Ness     President and Director             March 2, 1998
-----------------------
Kathryn Van Ness         (Principal Executive Officer,
                         Principal Financial Officer and
                         Principal Accounting Officer)



/s/Barry Hall            Chief Financial Officer            March 2, 1998
-----------------------
Barry Hall               (Principal Financial Officer and
                         Principal Accounting Officer)



/s/ Samuel S. Guzik      Director                           March 2, 1998
-----------------------
Samuel S. Guzik



/s/ C. Douglas Plank     Director                           March 2, 1998
-----------------------
C. Douglas Plank



/s/ William P. Conlin    Director                           March 2, 1998
-----------------------
William P. Conlin

                                   EXHIBIT INDEX

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits:

     4.1(2)    Certificate of Incorporation of Registrant.

     4.2(2)    Amendment to Certificate of Incorporation.

     4.3(1)    Bylaws of Registrant.

     4.4(1)    Form of  Warrant.

     5.1       Opinion of Guzik & Associates.

     23.1 Consent of BDO Seidman, LLP, independent certified public accountants.

     23.2      Consent of Guzik & Associates (included in Exhibit 5.1)

     23.3      Consent of Cohn Handler & Co.


     23.4      Consent of BDO Gendrot

---------------------------
(1) Incorporated by reference to the Exhibits to the Registration Statement on Form SB-2 (File No. 033-72490-LA).
(2)  Previously filed with this Registration Statement.

     (b)  Financial Statement Schedules - None